Exhibit 1.1

Catamaran Corporation

UNDERWRITING AGREEMENT

dated March 7, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch Canada Inc.

Underwriting Agreement

March 7, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH CANADA INC.

        As Representatives of the several Underwriters

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. Catamaran Corporation, a Yukon Territory corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 principal amount of its 4.75% Senior Notes due 2021 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of March 6, 2014 (the “Base Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture, dated as of the Closing Date (the “Supplemental Indenture”), among the Company the Guarantors and the Trustee to the Base Indenture (together with the Base Indenture, the “Indenture”). To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

1. Representations and Warranties. The Company and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-194350), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements and exhibits thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company and the Guarantors, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 4:30 p.m. (Eastern time) on March 7, 2014 (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(g) Distribution of Offering Material by the Company and the Guarantors. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, the Final Term Sheet and any Issuer Free Writing Prospectus reviewed and consented to for distribution by the Representatives.

(h) No Applicable Registration. There are no persons with registration to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as disclosed in the Disclosure Package, the Prospectus and the Canadian Final Prospectus since the date of the last audited financial statements included or incorporated by reference in the Disclosure Package, Prospectus and Canadian Final Prospectus, (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change in the financial condition, business, properties, or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement, in each case, that is material to the Company and its subsidiaries taken as a whole; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j) Incorporation and Good Standing of the Company and Its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority, corporate or other, to own or lease, as the case may be, and operate its properties and to conduct its business as described in or contemplated by the Disclosure Package, the Prospectus and the Canadian Final Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and, in the case of the Company and the Guarantors, to enter into and perform its obligations under this Agreement. Each of the Company and each Guarantor is duly qualified as a foreign corporation or other entity to transact business and is in good standing (if applicable) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other ownership interests of each significant subsidiary (as defined in Rule 405 under the Securities Act) have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance, except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

(k) Capitalization and Other Capital Stock Matters. The Company has an authorized capitalization as set forth in the Disclosure Package, the Prospectus and the Canadian Final Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable.

(l) The Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized by the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(m) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. At the Closing Date, the Supplemental Indenture will have been duly authorized, executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(n) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package, the Prospectus and the Canadian Final Prospectus under the captions “Description of the Notes” and “Description of Debt Securities and Guarantees,” to the extent described therein.

(o) Non-Violation of Existing Instruments. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its charter, by-laws or similar organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, except, with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company’s and each Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate (or similar) action and will not result in any Default under the charter or by-laws or similar organizational documents of the Company or any subsidiary, (ii) will not constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency having jurisdiction over the Company and its subsidiaries is required for the Company’s or any Guarantor’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except (i) such as may be required under applicable state securities laws, blue sky laws or applicable Canadian Securities Laws, (ii) any trade report filings required under applicable Canadian Securities Laws, (iii) such as may be required to qualify the Indenture under the Yukon Business Corporations Act or to obtain an exemption from such qualification and (iv) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters.

(q) No Material Actions or Proceedings. Except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; to the knowledge of the Company and the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(r) Independent Accountants. KPMG LLP and BDO USA, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and Canadian Final Prospectus, are independent public accountants with respect to the Company and Restat, LLC (“Restat”), as the case may be, as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States) and Canadian Securities Laws and there has not been a “reportable event” (within the meaning of Section 4.11 of National Instrument 51-102 Continuous Disclosure Obligations) between KPMG LLP and the Company.

(s) Preparation of Financial Statements. The financial statements filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus and the Canadian Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply, in all material respects, as to form with the applicable accounting requirements of Regulation S-X and have been prepared in all material respects in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be disclosed in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Disclosure Package, the Prospectus and the Canadian Final Prospectus under the captions “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data” and “Capitalization” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro forma combined financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in each of the Disclosure Package, the Prospectus, the Canadian Final Prospectus and the Registration Statement present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The Company’s ratios of earnings to fixed charges set forth in each of the Disclosure Package, the Prospectus and the Canadian Final Prospectus under the caption “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data,” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared, in all material respects, in accordance with the Commission’s rules and guidelines applicable thereto.

(t) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(u) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have adequate rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as currently conducted, except where the failure to so own, possess, license or have adequate rights to use would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such valid rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and knowhow, except for such notices which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(v) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, authorizations or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(w) Title to Properties. Except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, the Company and each of its subsidiaries has good and (in the case of real property only) marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(s) above, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property reflected as leased in the financial statements referred to in Section 1(s) above are held under valid and enforceable leases, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and such other exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(x) Tax Law Compliance. Except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, the Company and its subsidiaries have paid all federal, state, local and foreign taxes (other than those which are being contested in good faith and for which appropriate reserves have been established or which, if not paid, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change) and filed all material tax returns required to be paid or filed through the date hereof; and there is no tax deficiency in excess of the Company’s reserves for uncertain tax positions that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(y) Company Not an “Investment Company.” Neither the Company nor any Guarantor is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package, the Prospectus and the Canadian Final Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(z) Insurance. Each of the Company and its subsidiaries have insurance in such amounts and covering such risks as are generally deemed adequate to protect the Company and its subsidiaries in their respective businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such coverage expires or (ii) to obtain similar coverage from similar institutions as may be necessary to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be excepted to result in a Material Adverse Change.

(aa) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(bb) Solvency. The Company and the Guarantors taken as a whole are, and immediately after the Closing Date after giving effect to the use of proceeds will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and the Guarantors taken as a whole on a particular date, that on such date (i) the fair market value of the assets of the Company and the Guarantors taken as a whole is greater than the total amount of liabilities (including contingent liabilities) of the Company and the Guarantors taken as a whole, (ii) the present fair salable value of the assets of the Company and the Guarantors taken as a whole is greater than the amount that will be required to pay the probable liabilities of the Company and the Guarantors taken as a whole on its debts as they become absolute and matured, (iii) the Company and the Guarantors taken as a whole are able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the Company and the Guarantors taken as a whole do not have unreasonably small capital.

(cc) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Disclosure Controls. Except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Internal Controls and Procedures. The Company maintains (i) except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, or in any document incorporated by reference therein, effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) No Material Weakness in Internal Controls. Except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, or in any document incorporated by reference therein, since the end of the Company’s most recent fiscal year, there has been (i) no “material weakness” (as such term is defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantors, any director,

officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the FCPA or the CFPOA; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. “CFPOA” means the Corruption of Foreign Public Officials Act (Canada), as amended, and the rules and regulations thereunder.

(hh) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(ii) Compliance with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Office of the Superintendent of Financial Institutions or other relevant sanctions authority (collectively, “Sanctions”), and none of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to or located in any country or territory that is the subject of any Sanctions.

(jj) Compliance with and Liability Under Environmental Laws. (i) The Company and its subsidiaries (A) are, and to the knowledge of the Company, at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (D) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (E) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and except as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $250,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(kk) ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and except for any prohibited transaction as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would, individually or in the aggregate, reasonably be expected to result in a Material Adverse

Change; and (iv) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any member of its Controlled Group sponsors, maintains, administers, contributes to (or is required to sponsor, maintain, administer or contribute to) any Plan subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any member of its Controlled Group (nor any of their predecessors) has within the past 6 years sponsored, maintained, contributed to (or been required to sponsor, maintain, administer or contribute to) any such Plan.

(ll) Labor Matters. No labor disturbances by the employees of the Company or any of its subsidiaries has occurred that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(mm) Brokers. Other than the underwriting discount pursuant to Section 3 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage commission or finder’s fee or like fee or commission in connection with the offering and sale of the Securities.

(nn) Sarbanes-Oxley Compliance. The Company and, to the knowledge of the Company, its directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo) Subsidiaries. There are no significant subsidiaries (as defined by Rule 1-02 of Regulation S-X) of the Company that are not Guarantors.

(pp) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package, the Prospectus and the Canadian Final Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Canada.

(rr) Canadian Securities Laws. The issue and sale of the Securities and the performance by the Company with this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation in all material respects of any Canadian Securities Laws. Except as disclosed in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, neither the Company nor any of its subsidiaries is a party to any material contract, agreement, or understanding with any officer, director, employee or any other person not dealing at arm’s length with the Company or any such subsidiary which is required to be disclosed by applicable Canadian Securities Laws.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company and the Guarantors to each Underwriter as to the matters set forth therein.

2. Distribution in Canada. With respect to the distribution of the Notes in each of the provinces of Canada, other than Québec, (the “Qualifying Jurisdictions”), the Company shall comply in all material respects with all applicable Canadian Securities Laws and with Schedule D attached hereto; certain capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in Schedule D; and the Company’s representations, warranties and covenants contained in Schedule D hereto are incorporated by reference herein and made a part thereof.

3. Purchase and Sale. The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.500% of the principal amount thereof.

4. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on March 12, 2014, or such other time and date not later than 1:30 p.m. New York time, on March 12, 2014, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Section 4(a) is a further condition to the obligations of the Underwriters.

(b) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package, the Prospectus and the Canadian Final Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

(e) Canadian Securities Laws. Each of the Underwriters severally and not jointly covenants and agrees with the Company that any offer of the Notes in Canada will be made in accordance with and in compliance in all material respects with all applicable Canadian Securities Laws.

5. Covenants. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), unless the Company obtains the Representatives’ prior written consent, prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or to the knowledge of the Company of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice as promptly as reasonably practicable, or, subject to Section 5(a), will file an amendment to the Registration Statement or will file a new registration statement and use its commercially reasonable efforts to have such amendment or new registration statement declared effective as promptly as reasonably practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the Nasdaq Stock Market, Inc. pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives and set forth in Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply in all material respects, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of (i) the Final Term Sheet and (ii) a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433 and (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 5(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package, the Prospectus or the Canadian Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package, the Prospectus or the Canadian Final Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Final Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 5(a) and 5(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Final Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package, the Prospectus or the Canadian Final Prospectus, as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package, the Prospectus or the Canadian Final Prospectus, as amended or supplemented, will comply with law.

(g) Copies of the Registration Statements and the Prospectus and Any Amendments and Supplements thereto. The Company agrees to furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, copies of the Preliminary Prospectus, the Canadian Preliminary Prospectus, Prospectus and the Canadian Final Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package, in each case, as the Representatives may reasonably request.

(h) Blue Sky Compliance. The Company and the Guarantors shall use commercially reasonable efforts in cooperation with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions reasonably requested by the Representatives and consented to by the Company, and the Company and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company and the Guarantors will advise the Representatives as promptly as practicable of the receipt by the Company of any notice with respect to the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or, to the knowledge of the Company, the threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package, the Prospectus and the Canadian Final Prospectus.

(j) Agreement Not to Offer to Sell Additional Securities. During the period of 60 days following the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (which consent may be withheld at the sole discretion of Merrill Lynch), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(k) DTC. The Company shall use commercially reasonable efforts to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC.

(l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(m) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(n) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system (or any successor thereto), as promptly as reasonably practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system (or any successor thereto), as promptly as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(p) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i), as promptly as reasonably practicable, notify the Representatives, (ii), as promptly as reasonably practicable, file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective and (iv), as promptly as reasonably practicable, notify the Representatives of such effectiveness. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(q) [Reserved].

(r) No Canadian Stop Order. After the date of this Agreement and during the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the reasonable opinion of Canadian counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or deal (the “Canadian Prospectus Delivery Period”), the Company shall promptly advise the Representatives in writing of the issuance by a Canadian Securities Regulator of any order preventing or suspending the effectiveness or use of the Canadian Shelf Prospectus or of any order or notice preventing or suspending the use of the Canadian

Preliminary Prospectus or the Canadian Final Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or, to the knowledge of the Company, of the threatening or initiation of any proceedings for any of such purposes. The Company shall use commercially reasonable efforts to prevent the issuance of any such order or notice of prevention or suspension of such use. If a Canadian Securities Regulator shall enter any such order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice as promptly as reasonably practicable, or, subject to the terms of this Agreement, will file an amendment to the Canadian Shelf Prospectus or will file a new short form base shelf prospectus and use its commercially reasonable efforts to have a receipt from the OSC issued in respect of such amendment or new short form base shelf prospectus as promptly as reasonably practicable.

6. Payment of Expenses. The Company and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus, the Canadian Shelf Prospectus, the Prospectus and the Canadian Final Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Notes and Guarantees, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda, provided that such cost does not exceed $25,000), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, provided that such fees and disbursements do not exceed $25,000, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, (x) the cost of any chartered airplanes and hotels incurred in connection with the “road show” for the offering of the Securities, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, Section 8, Section 9 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the condition that all representations and warranties of the Company and each Guarantor herein are true and correct at and as of the date hereof and the Closing Date, the condition that the Company and each Guarantor shall have performed all of their respective obligations in all material respects hereunder theretofore to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received from KPMG LLP and BDO USA, LLP, independent public accountants for the Company and Restat, respectively, a letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other information customarily included in accountants’ “comfort letters” to underwriters.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B or 430C, as applicable, under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been pending before or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the Applicable Time and prior to the Closing Date:

(i) no event or condition of a type described in Section 1(i) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto), the Prospectus (excluding any amendment or supplement thereto) and the Canadian Final

Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the Prospectus and the Canadian Final Prospectus;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 7 which is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities by any “nationally recognized statistical rating organization” as such term is defined for purposes of Section 15E of the Exchange Act under the Securities Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of Sidley Austin LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of Canadian Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of Baker & McKenzie LLP, Canadian counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.

(f) Opinion of Local Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of (i) Elvinger, Hoss & Prussen, Luxembourg counsel for the Company if Catamaran S.a.r.l. is a Guarantor on the Closing Date, in a form reasonably acceptable to the Representative, (ii) Lackowicz & Hoffman, Yukon Territory, Canada counsel for the Company, the form of which is attached as Exhibit C-1, (iii) Lionel Sawyer & Collins, Nevada counsel for the Company, the form of which is attached as Exhibit C-2, (iv) Reinhart Boerner Van Deuren s.c., Wisconsin counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C-3, (v) Bradley Arant Boult Cummings LLP, Alabama counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C-4, (vi) Pierce Atwood LLP, Maine counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C-5 and (vii) Blank Rome LLP, Pennsylvania counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit C-6.

(g) Opinion of General Counsel for the Company. On the Closing Date, the Underwriters shall have received the opinion of Clifford E. Berman, Senior Vice President, General Counsel and Corporate Secretary for the Company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(h) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require.

(i) Opinion of Canadian Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Stikeman Elliott (NY) LLP, Canadian counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Canadian Final Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representatives may reasonably require.

(j) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Company and each Guarantor, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b), (c)(i) and (c)(iii) of this Section 7, and further to the effect that:

(i) the representations and warranties of the Company and each respective Guarantor set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(ii) the Company and each respective Guarantor has complied in all material respects with all the agreements hereunder and satisfied all the conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date.

(k) Bring-down Comfort Letters. On the Closing Date, the Underwriters shall have received from KPMG LLP and BDO USA, LLP, independent public accountants for the Company and Restat, respectively, a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 7, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(l) Form of Securities and Indenture. At the Closing Date, the Securities and the Supplemental Indenture shall be executed by the Company or the Guarantors, as the case may be.

(m) Closing Documents. At the Closing Date, the Company and the Guarantors shall have furnished counsel for the Company, the Guarantors or the Underwriters, as the case may be, such documents as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, (it being understood that Section 6, Section 8, Section 9, Section 10, Section 14 and Section 18 shall at all times be effective and shall survive such termination).

8. Reimbursement of Underwriters’ Expenses. Other than a termination pursuant to Section 11 (so long as the conditions in Section 7 have been satisfied), if this Agreement is terminated by the Representatives pursuant to Section 7 or Section 12 (excluding subclause (iii) thereunder), or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof other than by reason of a default by one of the Underwriters, the Company and the Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of Cahill Gordon & Reindel LLP and Stikeman Elliott (NY) LLP, printing expenses, travel expenses, postage, facsimile and telephone charges.

9. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Prospectus, or the Canadian Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, affiliates and each such controlling person for any and all expenses (including, subject to Section 9(c), the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated) as such expenses are reasonably incurred by such Underwriter, or its officers, directors and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Prospectus and the Canadian Final Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Canadian Preliminary Prospectus, the Prospectus, or the Canadian Final Prospectus (or any amendment or supplement thereto), or arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Prospectus, or the Canadian Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and to reimburse the Company and the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Canadian Preliminary Shelf Prospectus, the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Prospectus and the Canadian Final Prospectus (or any amendment or supplement thereto) are the statements set forth in the third sentence of the seventh paragraph and the ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus and the Canadian Final Prospectus. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced by such failure (through the forfeiture by the indemnifying party of substantial rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differencing interests between them or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), chosen in accordance with such proviso by the indemnified party (which shall be Merrill Lynch in the case of Section 9(a)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) the indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle, including the proposed settlement terms. No indemnifying party shall, without the prior written consent of the indemnified party, which shall not be withheld unreasonably, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

10. Contribution. If the indemnification provided for in Section 9 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses, but after deducting underwriting discounts and commissions) received by the Company and the Guarantors, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above in this Section 10 shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 10, each affiliate, director and officer of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company or a Guarantor, each director and officer of the Company or a Guarantor who signed the Registration Statement and each person, if any, who controls the Company or a Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

11. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements have not been made by the Representatives for the purchase of such Securities by other persons reasonably satisfactory to the Company on the terms contained in this Agreement within 36 hours after such default, the Company shall be entitled to a further period of 36 hours within which to arrange for other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in the immediately preceding sentence, the aggregate principal amount of Securities that remain unpurchased on the Closing Date exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, then this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 6, Section 9, Section 10, Section 14 and Section 18 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Canadian Preliminary, the Prospectus or the Canadian Final Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated in the absolute discretion of the Representatives by notice given to the Company if at any time (i) trading in any securities issued or guaranteed by the Company shall have been suspended or materially limited by the Nasdaq Stock Market, Inc. or the Toronto Stock Exchange, or trading in securities generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, Inc. or the Toronto Stock Exchange; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside Canada or the United States, that, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date, on the terms and in the manner contemplated by this Agreement, the Disclosure Package, the Prospectus and the Canadian Final Prospectus.

13. No Advisory or Fiduciary Responsibility. The Company and each Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and such Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Company and such Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed an advisory, agency or fiduciary responsibility in favor of the Company or such Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or such Guarantor on other matters); (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter or (B) acceptance of the Securities and payment for them hereunder. The provisions of Section 6, Section 8, Section 9, Section 10, this Section 14 and Section 18 hereof shall survive the termination or cancellation of this Agreement.

15. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

New York, NY 10020

Facsimile: (917) 267-7085

Attention: High Yield Legal Department

and:

Merrill Lynch Canada Inc.

Brookfield Place, 181 Bay Street, Suite 400

Toronto, Ontario, M5J2G2, Canada

Facsimile: 416 369-2004

Attention: Debt Capital Markets Department

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Facsimile: (212) 269-7897

Attention: Stuart G. Downing, Esq.

If to the Company:

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173

Facsimile: (224) 231-1916

Attention: Chief Financial Officer

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Facsimile: (312) 853-7036

Attention: Gary D. Gerstman and Michael P. Heinz

Any party hereto may change the address for receipt of communications by giving written notice to the others.

16. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of (i) the Company and the Guarantors, their respective directors, any person who controls the Company or any of the Guarantors within the meaning of the Securities Act and the Exchange Act and any officer of the Company or any Guarantor who signed the Registration Statement, (ii) the Underwriters, the officers and directors of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral agreements and understandings with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signatures follow on the next page]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

CATAMARAN CORPORATION

By:	/s/ Mark A. Thierer
Name: Mark A. Thierer
Title: President and Chief Executive Officer

Guarantors

BriovaRx of Maine, Inc.
BriovaRx, LLC
Catamaran Health Solutions, LLC
Catamaran Holdings I, LLC
Catamaran LLC
Catamaran PBM of Colorado, LLC
Catamaran PBM of Illinois, Inc.
Catamaran PBM of Illinois II, Inc.
Catamaran PBM of Maryland, Inc.
Catamaran PBM of Pennsylvania, LLC
Catamaran Rebate Management, Inc.
Catamaran Rx CHSS, LLC
Coalition for Advanced Pharmacy Services, LLC
RESTAT, LLC

All by: /s/ Mark A. Thierer
Name: Mark A. Thierer
Title: President and Chief Executive Officer

Catamaran S.à.r.l.

By:	/s/ Christophe Fender
Name: Christophe Fender
Title: Category B Manager

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MERRILL LYNCH CANADA INC.
Acting as Representatives of the several Underwriters named in the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Peter W. Hoffmann
Name: Peter W. Hofmann
Title: Director

By:	Merrill Lynch Canada Inc.

By:	/s/ Jamie W. Hancock
Name: Jamie W. Hancock
Title: Managing Director

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Canada Inc.	$163,350,000
J.P. Morgan Securities LLC	100,000,000
SunTrust Robinson Humphrey, Inc.	100,000,000
Barclays Capital Inc.	30,000,000
Citigroup Global Markets Inc.	30,000,000
Morgan Stanley & Co. LLC	30,000,000
Credit Agricole Securities (USA) Inc.	7,775,000
Credit Suisse Securities (USA) LLC	7,775,000
Fifth Third Securities, Inc.	7,775,000
Mizuho Securities USA Inc.	7,775,000
PNC Capital Markets LLC	7,775,000
TD Securities (USA) LLC	7,775,000
Total	$500,000,000

SCHEDULE B

Guarantors

BriovaRx of Maine, Inc.

BriovaRx, LLC

Catamaran Health Solutions, LLC

Catamaran Holdings I, LLC

Catamaran LLC

Catamaran PBM of Colorado, LLC

Catamaran PBM of Illinois, Inc.

Catamaran PBM of Illinois II, Inc.

Catamaran PBM of Maryland, Inc.

Catamaran PBM of Pennsylvania, LLC

Catamaran Rebate Management, Inc.

Catamaran Rx CHSS, LLC

Catamaran S.à.r.l.

Coalition for Advanced Pharmacy Services, LLC

RESTAT, LLC

SCHEDULE C

Issuer Free Writing Prospectuses

Schedule of Free Writing Prospectuses included in the Disclosure Package:

See Attached.

Filed pursuant to Rule 433

Dated March 7, 2014

Relating to

Preliminary Prospectus Supplement dated March 6, 2014 to

Prospectus dated March 6, 2014

Registration Statement No. 333-194350

Catamaran Corporation

Pricing Term Sheet

March 7, 2014

$500,000,000 4.75% Senior Notes Due 2021

Issuer:	Catamaran Corporation

Security Type:	Senior Unsecured Notes

Principal Amount:	$500,000,000

Net Proceeds to Issuer (after underwriting discounts but before expenses):	$492,500,000

Maturity Date:	March 15, 2021

Coupon:	4.75%

Public Offering Price:	100% plus accrued interest, if any, from March 12, 2014

Benchmark Treasury:	UST 2.00% due February 28, 2021

Spread to Benchmark Treasury:	+249 basis points

Yield to Maturity:	4.75%

Optional Redemption:	T + 50 basis points through scheduled maturity

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, beginning on September 15, 2014

Record Dates:	March 1 and September 1

Trade Date:	March 7, 2014

Settlement Date:	March 12, 2014 (T+3)

CUSIP / ISIN:	148887 AA0 / US148887AA03

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch Canada Inc. J.P. Morgan Securities LLC SunTrust Robinson Humphrey, Inc.

Senior Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC

Co-Managers	Credit Agricole Securities (USA) Inc. Credit Suisse Securities (USA) LLC Fifth Third Securities, Inc. Mizuho Securities USA Inc. PNC Capital Markets LLC TD Securities (USA) LLC

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC and an amended and restated base shelf prospectus and a preliminary prospectus supplement in each of the provinces of Canada (other than Quebec) for the offering to which this communication relates. This document does not provide full disclosure of all material facts relating to the securities offered. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC and the Canadian regulatory authorities for more complete information about the issuer and this offering (including the risk factors relating to the securities offered). You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov or in Canada through SEDAR at www.sedar.com. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

SCHEDULE D

Distribution of Securities in the Qualifying Jurisdictions of Canada

As used in this Schedule and elsewhere in this Agreement:

“Canadian Final Prospectus” means, the final prospectus supplement of the Company to be filed with the OSC (as principal regulator) and the other Canadian Securities Regulators to supplement the Canadian Shelf Prospectus to qualify the Securities for distribution in the Qualifying Jurisdictions, which includes the information omitted from the Canadian Preliminary Prospectus (together with the Canadian Shelf Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws);

“Canadian Preliminary Prospectus” means, the preliminary prospectus supplement of the Company dated March 6, 2014, filed with the OSC (as principal regulator) and the other Canadian Securities Regulators, which excluded certain information (together with the Canadian Shelf Prospectus, and including any documents incorporated therein by reference and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws);

“Canadian Securities Laws” means collectively, and, as the context may require, the securities legislation, regulations and the policies of the securities regulatory bodies of the Qualifying Jurisdictions including, without limitation, National Instrument 44-102 – Shelf Distributions;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions, and “Canadian Securities Regulator” means any one of them;

“Canadian Shelf Prospectus” means the amended and restated short form base shelf prospectus of the Company dated March 6, 2014, as filed with the OSC (as principal regulator) and the other Canadian Securities Regulators; and

“misrepresentation,” “material fact” and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws.

“OSC” means the Ontario Securities Commission.

Any reference herein to the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus, the Canadian Final Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, or any amendment or supplement to any of the foregoing documents.

Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and covenants and agrees with, each of the Underwriters as follows:

(a)	The shares of the Company are listed and posted for trading on the Toronto Stock Exchange and the Company is a “reporting issuer”, or the equivalent thereof, only in the Qualifying Jurisdictions, and is not in default in any material respect of any material requirement of Canadian Securities Laws of any of the Qualifying Jurisdictions.

(b)	The Company is in compliance in all material respects with all its disclosure obligations under Canadian Securities Laws of the Qualifying Jurisdictions (including, without limitation, all of its disclosure obligations pursuant to National Instrument 51-102—Continuous Disclosure Obligations and National Instrument 58-101—Disclosure of Corporate Governance Practices. All of the documentation which has been filed by or on behalf of the Company with the Canadian Securities Regulators pursuant to the requirements of Canadian Securities Laws, including but not limited to all material change reports, press releases and financial statements of the Company is, as of the respective filing dates thereof, in compliance in all material respects with Canadian Securities Laws of the Qualifying Jurisdictions and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof.

(c)	No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been, to the knowledge of the Company, instituted or are pending or threatened by any Canadian Securities Regulator.

(d)

The Company has prepared and filed with the OSC (as principal regulator) and the applicable Canadian Securities Regulators and the Canadian Shelf Prospectus in accordance in all material respects with National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions, and has obtained a receipt therefor under Multilateral Instrument 11-102—Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions from the OSC for and on behalf of itself and each of the other Canadian Securities Regulators for the Canadian Shelf Prospectus. The Company has also prepared and filed with the OSC (as principal regulator) and the applicable Canadian Securities Regulators the Canadian Preliminary Prospectus. In addition, the Company shall prepare and file with the OSC (as principal regulator) and the applicable Canadian Securities Regulators the Canadian Final Prospectus. Any amendment to the Canadian Final Prospectus, any amended or supplemental prospectus, any management information circular, financial statement, management’s discussion and analysis, annual information form or material change report that may be filed by or on behalf of the Company under Canadian Securities Laws before the expiry of the period of distribution of the Securities, where such document is deemed to be incorporated by reference in the Canadian Final Prospectus, is referred to herein collectively as the “Supplemental Material”. For purposes of this Agreement, all references to the Canadian Shelf Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus, or any amendment or supplement to any of the foregoing (including any Supplemental Material), shall include the copy filed with the Canadian Securities Regulators pursuant to the System for Electronic Document Analysis and Retrieval.

(e)	The Company has prepared and filed a preliminary form of shelf prospectus supplement and a news release that has announced the intention of the Company to proceed with the distribution of Securities in the Qualifying Jurisdictions, and copies of such preliminary form of shelf prospectus supplement and press release have been delivered by the Company to the Underwriters.

(f)	The Company covenants with the Underwriters that it shall have, by not later than the expiry of the time period permitted by National Instrument 44-101 – Short Form Prospectus Distributions, prepared and filed the Canadian Final Prospectus, in a form approved by the Underwriters, acting reasonably. The Company shall allow the Underwriters to participate in the preparation of the Canadian Final Prospectus and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably request to enable the Underwriters to execute any certificate required to be executed by the Underwriters in such documentation.

(g)	The Company shall use commercially reasonable efforts to fulfill to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Securities to be offered for sale and sold to the public by or through the Underwriters (or other duly registered investment dealers and brokers through which the Underwriters may sell the Securities to the public under the terms of this Agreement) who comply with all applicable Canadian Securities Laws in each of the Qualifying Jurisdictions; the Company will use its commercially reasonable efforts to fulfill all legal requirements to permit the distribution of the Securities in each of the Qualifying Jurisdictions as promptly as reasonably practicable but in any event not later than the Applicable Time; such fulfillment shall include, without limiting the generality of the foregoing, compliance in all material respects with all applicable Canadian Securities Laws including, without limitation, compliance in all material respects with all requirements with respect to and the preparation and filing of the Canadian Final Prospectus in each of the Qualifying Jurisdictions. The documents incorporated, or to be incorporated, by reference in the Canadian Final Prospectus, at the time filed with the Canadian Securities Regulators conform or will conform, in all material respects, to the requirements under applicable Canadian Securities Laws.

(h)	The filing of the Canadian Final Prospectus therefor shall constitute the Company’s consent to the Underwriters’ use of the Canadian Final Prospectus in connection with the distribution of the Securities in the Qualifying Jurisdictions in compliance with this Agreement and applicable Canadian Securities Laws.

(i)	The Company represents and warrants that as of the date of filing of the Canadian Final Prospectus and as of the closing date of the offering of the Securities, as the case may be, the Canadian Final Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)	The Company represents and warrants that the statements set forth in the Canadian Final Prospectus under the caption “Certain Canadian Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(k)	The Company shall use commercially reasonable efforts to qualify the distribution of the Securities under Canadian Securities Laws of such Qualifying Jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(l)	The Underwriters shall be entitled to assume that the Securities are qualified for distribution in any Qualifying Jurisdiction where (i) a receipt or similar document for the Canadian Shelf Prospectus has been obtained from the applicable Canadian Securities Regulator following the filing of the Canadian Shelf Prospectus; and (ii) the Canadian Final Prospectus has been filed.

(m)	The Company shall cause to be delivered to the Underwriters substantially contemporaneously with the filing thereof with the Canadian Securities Regulators in each of the Qualifying Jurisdictions, copies of the Canadian Final Prospectus, the Canadian Shelf Prospectus and any amendment, a copy of any other document required to be filed by the Company under Canadian Securities Laws in connection therewith (including, to the extent not previously filed, copies of any documents or information incorporated by reference therein), in each case signed, where applicable, as required by Canadian Securities Laws or by U.S. securities laws.

Exhibit A

Form of Opinion of Counsel for the Company and the Guarantors

Exhibit B

Form of Opinion of Canadian Counsel for the Company

Exhibit C

Form of Opinion of Local Counsel for the Company and the Guarantors

Exhibit D

Form of Opinion of General Counsel for the Company